UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2006

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1169 Pittsford-Victor Rd, Bldg 3 Suite 125, Pittsford, New York		14534
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-248-0470

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

During the third quarter through August 7, 2006, the company sold 62,500 Class A Preferred to a number of accredited investors for proceeds of $250,000. In connection with such sales, the company issued 65,432 common stock warrants to the same investors, each of which is exercisable for $.01 per share. The warrant term is for 10 years.

During the third quarter through August 7, 2006, the company received $502.50 upon the exercise of 50,250 common stock warrants exercisable at $.01 per share.

During the third quarter through August 7, 2006, the company received $3,800 upon the exercise of 2,500 common stock warrants exercisable at $1.52 per share.

During the third quarter through August 7, 2006, the company received $30 upon the exercise of a Nonmanagement Directors’ warrant for 3,000 common shares, exercisable at $.01 per share.

During the third quarter through August 7, 2006, the company issued 26,500 common stock warrants, exercisable at $.01 per share, to a number of consultants rendering financial services to the company. The warrant terms are all 10 years.

The investors are qualified accredited investors within the meaning of regulation D promulgated under the Securities Act of 1933 and the company is therefore relying on section 4(2) of said Act as a transaction by an issuer not involving a public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

August 8, 2006	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO